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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    EXHIBIT 10.1




                             CO-PROMOTION AGREEMENT

                                     between

                                CYTYC CORPORATION

                                       and

                               DIGENE CORPORATION

                          Dated as of January 17, 2001




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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                             CO-PROMOTION AGREEMENT

        This Co-Promotion Agreement (the "Agreement") is made as of January 17, 2001 (the "Effective Date"), by and between CYTYC CORPORATION, a Delaware corporation maintaining its principal business offices at 85 Swanson Road, Boxborough, Massachusetts 01719 ("Cytyc"), and DIGENE CORPORATION, a Delaware corporation maintaining its principal business offices at 1201 Clopper Road, Gaithersburg, Maryland 20878 ("Digene").

                              W I T N E S S E T H:

        WHEREAS, Cytyc develops, manufactures and markets its ThinPrep(R) System for medical diagnostic applications, including a replacement for the conventional Pap smear called the ThinPrep(R) Pap Test(TM) (including any successor tests thereto, referred to herein as the "ThinPrep Pap Test"), which is significantly more effective than the conventional Pap smear as a screening tool for cervical cancer;

        WHEREAS, Digene develops, manufactures and markets various diagnostic tests for women's health, including Hybrid Capture(R) 2 HPV DNA Assays for the detection of the human papillomavirus ("HPV"), a virus which causes certain kinds of cervical cancer; and

        WHEREAS, Cytyc and Digene wish to enter into an exclusive relationship to co-promote the HPV tests within the United States and Puerto Rico and share in certain revenues from sales of the Digene's HPV tests, all upon the terms specified in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and intending to be legally bound hereby, Cytyc and Digene agree as follows:

                             ARTICLE I - DEFINITIONS

        For the purposes of this Agreement, the following words and phrases shall have the following meanings:

        1.1 "Affiliate" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entities.

        1.2 "Confidential Information" means any proprietary and/or confidential information which may relate to the products, technology, trade secrets, know-how, and/or other business or technical information of a Party, whether disclosed prior to, on or after the Effective Date.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        1.3 "Co-Promoted Solution" means the use of Digene Products using samples taken from Cytyc's ThinPrep Pap Test vials.

        1.4     "Cytyc Product" means the ThinPrep Pap Test.

        1.5 "Digene Base Case" shall mean the estimated invoiced sales of Digene Products in each relevant period of the Term in the Territory as set forth on Schedule B attached hereto.

        1.6 "Digene Products" means Digene's various HPV diagnostic tests for women's health, including Hybrid Capture(R) 2 HPV DNA Assays for the detection of HPV, and also including, without limitation, those products with the product numbers listed on Schedule G attached hereto, such Schedule G to be updated from time to time by the Parties, based on changes in such product numbers and the like.

        1.7 "Digene Product Revenues" means, with respect to each relevant period during the Term, Digene's invoiced sales of Digene Products for such period in the Territory, less [*************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*******************************************].

        1.8 "Digene Fiscal Year" means Digene's fiscal year ending on June 30 of each calendar year.

        1.9 "Laboratory Sales Force" means, with respect to each Party, the sales and other representatives of such Party responsible for promoting and/or selling Products directly to hospitals, reference laboratories, independent laboratories and public health laboratories (collectively, "Laboratories").

        1.10 "Managed Care Sales Force" means, with respect to each Party, the sales and other representatives of such Party responsible for promoting and/or selling Products directly to or seeking reimbursement coverage approval from insurance companies, managed health care organizations and the like (collectively, "Payers").

        1.11 "Party" means Cytyc or Digene and "Parties" means Cytyc and Digene, in each case, as applicable.

        1.12 "Physician Sales Force" means, with respect to each Party, the sales and other representatives of such Party responsible for promoting and/or selling Products directly to physicians and their staff (collectively, "Physicians").


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        1.13 "Product" or "Products" means either or both Cytyc Product and/or Digene Products, as appropriate.

        1.14 "Sales Force(s)" means, collectively, one or more of the Laboratory Sales Forces, Physician Sales Forces and/or Managed Care Sales Forces, as applicable.

        1.15    "Term" shall have the meaning specified in Section 7.1 hereof.


        1.16    "Territory" means the United States and Puerto Rico.


                            ARTICLE II - CO-PROMOTION

        2.1 Co-Promotion. During the Term, subject to compliance with all applicable laws, including, without limitation, all rules and regulations of the United States Food and Drug Administration (the "FDA"), each of the Parties agrees to use commercially reasonable efforts to promote the Co-Promoted Solution as follows:

                2.1.1 Subject to the provisions of Article V hereof, Cytyc and Digene shall work together in good faith to develop promotional messages, methods and materials supporting the Co-Promoted Solution (the "Messages"). Other than the Promotions (as defined below), the Messages so developed by the Parties will be the exclusive promotional messages, methods and materials supporting the Co-Promoted Solution utilized by the respective Sales Forces of the Parties. There will be three phases to the Messages, as follows:

                        (a) During the first phase (the "ALTS Launch Phase"), the Messages will highlight the use of Digene Products as a follow-up test to ASCUS Pap tests and for patient management. A goal of the ALTS Launch Phase is to lay the groundwork for expanded Messages supporting the use of Digene Products as a front line screening device in conjunction with the ThinPrep Pap Test.

                        (b) During the second phase (the "Post PMA Supplement Phase"), which will begin after Digene files a PMA Supplement for the use of any of the Digene Products in conjunction with the Pap test as a primary screening device, the Messages will be modified from time to time to reflect the pending FDA approval of the PMA Supplement (to the extent allowed under FDA regulations).

                        (c) During the third phase (the "Full Launch Phase"), which will begin upon FDA approval of the PMA Supplement, the Messages will be modified to fully launch the Co-Promoted Solution for primary screening of cervical cancer.

Preliminary Messages for each of the three phases are outlined on Schedule A attached hereto. The Messages may be amended, from time to time, by mutual written agreement of the Parties.

                2.1.2 Cytyc shall utilize its Physician Sales Force and Managed Care Sales Force to promote the Co-Promoted Solution and to deliver the Messages to Physicians and


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Payers, respectively, including, without limitation, utilizing commercially reasonable efforts to promote the Co-Promoted Solution through at least (i) [******] Physician primary details during the Co-Promotion Measurement Period (as defined below) ending on June 30, 2001, (ii) [******] Physician primary details during the Co-Promotion Measurement Period ending on June 30, 2002 and
(iii) [******] Physician primary details during the Co-Promotion Measurement Period ending on June 30, 2003. Digene shall utilize its Laboratory Sales Force to promote the Co-Promoted Solution and to deliver the Messages to Laboratories. Cytyc may utilize its Laboratory Sales Force, in addition to its Physician Sales Force and Managed Care Sales Force, to promote the Co-Promoted Solution and to deliver the Messages to Laboratories, provided however that if Cytyc so utilizes its respective Sales Forces, Cytyc and its Laboratory Sales Force will be responsible to support the Co-Promoted Solution to Laboratories along with Digene's Laboratory Sales Force and will coordinate such activities in advance with Digene. Cytyc and Digene will meet monthly or as agreed to by both parties to review co-promotion activities and the Messages being delivered.

                2.1.3 Cytyc's Physician Sales Force and Managed Care Sales Force and Digene's Laboratory Sales Force will collaborate as appropriate to coordinate Laboratory, Payer and Physician promotional efforts pursuant to
Section 2.1.2 within the overlapping Physician, Payer and Laboratory organizations.

                2.1.4 Subject to the provisions of Article V hereof, each Party will collaborate in good faith to assist the other Party in developing promotional messages, methods and materials (collectively, "Promotions") that are consistent with the Messages and the Products (as referred to in such materials) promotion strategy appropriate for each Party to fulfill its promotional obligations under this Agreement with respect to the Co-Promoted Solution. In particular, but not in limitation of the foregoing, the parties may, subject to mutual agreement, elect to co-develop Messages and Promotions materials for Physicians, Payers, and Laboratories. No Messages or Promotions materials that refer to a Party or its Products shall be distributed without the prior review and written authorization of the Party referred to in such materials. The Parties expect that Messages and Promotions may include, without limitation, Physician-directed education programs, attendance at OB-GYN trade shows, Physician-directed advertisements in OB-GYN trade journals and other forms of public relations. In addition, the Parties agree to collaborate in good faith to promote the Co-Promoted Solution directly to consumers.

        2.2 Promotional Conduct. Neither Cytyc nor Digene will make any claims, warranties, or other statements regarding the other's Products other than those contained in the Messages and Promotions (to the extent agreed upon by the Parties), any such Product's current package insert or any other statement expressly authorized in writing by Cytyc or Digene, as the case may be. Each of Cytyc and Digene and their respective Sales Forces at all times will act in a manner consistent with fair trade, fair competition and good business ethics and will use commercially reasonable efforts to maintain favorable relations with Physicians, Payers and Laboratories, as the case may be, and any other person or party in connection with performing its obligations under this Agreement.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        2.3 Retained Responsibilities. Each Party shall be and remain solely responsible for all sales of its respective Products and each Party shall have and retain sole responsibility for sales support and training of its respective Sales Forces.

                       ARTICLE III - CO-PROMOTION PAYMENTS

        3.1 Co-Promotion Payments. For each of the three "Co-Promotion Measurement Periods" set forth in Schedule B attached hereto (each, a "Co-Promotion Measurement Period"), Digene agrees to pay to Cytyc payments equal to [*********************] percent ([****]%) of the amount by which Digene Product Revenues for such Co-Promotion Measurement Period exceed the total Digene Base Case for such Co-Promotion Measurement Period (collectively, "Co-Promotion Payments").

        3.2 Payment Terms. Digene shall pay the Co-Promotion Payments to Cytyc within forty-five (45) days after the end of each Co-Promotion Measurement Period, by bank or cashier's check, or other immediately available funds in United States dollars, at Cytyc's principal place of business, as set forth above, or at such other places as Cytyc may, from time to time, specify to Digene, or, if requested by Cytyc, shall be paid by wire transfer to an account designated in advance by Cytyc. Digene shall be responsible for paying all taxes (including any related interest or penalties, but excluding any applicable taxes on net income owed by Cytyc based on such Co-Promotion Payments), however designated, imposed as a result of the payment of any Co-Promotion Payments, including, without limitation, any sales and value added taxes and any tax which Digene is required to withhold or deduct from payments to Cytyc.

        3.3     Books and Records. Without limiting the generality of Section
3.4 hereof, Digene shall keep full, true and accurate books of account containing all particulars as shall be pertinent for the purpose of showing any Co-Promotion Payment or other amounts payable to Cytyc under this Agreement. Such books of account shall be kept at Digene's principal place of business. Such books and the supporting data shall be open, at all reasonable times and upon reasonable notice during the Term, and for three (3) years after the termination of this Agreement or five (5) years following the end of the fiscal year to which they pertain, whichever is shorter, to the inspection of Cytyc and its agents (including without limitation a certified public accounting firm selected by Cytyc), which selection shall be subject to the approval of Digene, which approval shall not be unreasonably withheld, for the purpose of verifying Digene's Co-Promotion Payment reports provided to Cytyc pursuant to Section 3.4, and compliance in other respects with related terms of this Agreement. The certified public accounting firm performing the inspection shall execute a confidentiality agreement reasonably acceptable to Digene and such accounting firm which shall limit the disclosure to Cytyc of confidential information disclosed to such accounting firm while performing such inspection solely to such information as is reasonably necessary to determine if Digene has complied with this Agreement, or if not, the amount and manner of any deficiency or over-payment in reported Co-Promotion Payments for the period reviewed. In the event that any such inspection reveals a deficiency in excess of ten percent (10%) of the reported Co-Promotion Payment for the period covered by the inspection, Digene shall promptly pay Cytyc (i) the deficiency, plus interest (at the rate payable for overdue payment items pursuant to Section 3.6) and (ii) the full costs of such inspection. Otherwise, Cytyc shall pay the full cost of such inspection. In the event that any such inspection reveals an


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

over-payment for the period covered by the inspection, Cytyc shall grant Digene a credit to be applied against future Co-Promotion Payments in an amount equal to the over-payment or, if this Agreement has been terminated before such credit can be applied against future Co-Promotion Payments, subject to all other terms and conditions of this Agreement, Cytyc shall pay such amount to Digene.

        3.4 Co-Promotion Payment Reports. Within thirty (30) days after the end of the Digene fiscal quarters ending September 30, December 31 and March 31 of each year and within forty-five (45) days after the end of the Digene Fiscal Year ending June 30 of each year, Digene shall deliver to Cytyc, at its principal place of business specified in this Agreement or at such other address as Cytyc shall, from time to time, specify to Digene in writing, true and accurate reports, certified by an authorized executive officer of Digene, giving such particulars of the business conducted by Digene during the preceding three-month period under this Agreement as shall be pertinent to an accounting of Digene Product Revenues for the immediately preceding three-month period. Notwithstanding any other provision in this Agreement, Digene shall furnish Cytyc, with additional information that Cytyc may reasonably request from time to time, to the extent that such information is reasonably available, to ascertain the billings, Co-Promotion Payments, and any other amounts due Cytyc under this Agreement.

        3.5 Physician Details Reports. Within thirty (30) days after the end of the Digene fiscal quarters ending September 30, December 31 and March 31 of each year and within forty-five (45) days after the end of the Digene Fiscal Year ending June 30 of each year, Cytyc shall deliver to Digene, at its principal place of business specified in this Agreement or at such other address as Digene shall, from time to time, specify to Cytyc in writing, true and accurate reports, certified by an authorized executive officer of Cytyc, giving such particulars of the promotions activities conducted by Cytyc during the preceding three-month period under this Agreement that the Parties shall reasonably agree to be included in such report, but which shall include the actual number of primary and secondary physician details performed during such period. The first such report shall be delivered within 30 days after March 31, 2001.

        3.6 Overdue Payments. Co-Promotion Payments shall, if overdue, bear interest until payment at a per annum rate equal to [************] percent ([*****]%) [**************** **************************************], not to
exceed the maximum permitted by law, provided, however that the payment of such interest shall not preclude Cytyc from exercising any other rights or remedies it may have as a consequence of the lateness of any Co-Promotion Payments or other payment due hereunder.

                             ARTICLE IV-EXCLUSIVITY

        4.1 Exclusive Relationship. During the Term, the Parties hereby agree as follows:

                (a) Neither Digene nor any of its Affiliates shall take any action to promote, market or sell, within the Territory, Digene Products for use with any liquid-based pap test product other than Cytyc's ThinPrep Pap Test, nor shall it induce any other party to do so, nor shall it cooperate with any other third party in such endeavor; provided, however, that notwithstanding the foregoing, Digene may, alone and in collaboration with a third party, (i)



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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

continue to participate in promotional programs with third parties that are now in existence and are listed on Schedule H attached hereto, (ii) market and sell a Digene liquid-based collection medium to be used for HPV testing and cytology or Digene Products to be used with such collection medium (it being understood that the Parties may cooperate to evaluate such Digene collection medium for use with the ThinPrep Pap Test) and (iii) if the FDA approves the use of TriPath Imaging, Inc.'s AutoCyte PREP System for HPV testing using Digene Products, publicly announce such approval and include statements and documentation supporting such approval in Digene Product inserts and specifications, in Product descriptions on Digene's website, as part of analyst and investor presentations, and in such other comparable media as Digene and Cytyc shall mutually agree in writing.

                (b) Neither Cytyc nor any of its Affiliates shall take any action to promote, market or sell, within the Territory, the ThinPrep Pap Test for use with any HPV detection test other than Digene Products, nor shall it induce any other party to do so, nor shall it cooperate with any other third party in such endeavor.


                             ARTICLE V - TRADEMARKS

        5.1 Cytyc Trademarks. During the Term, in furtherance of the purposes and subject to the terms and conditions of this Agreement, Cytyc hereby grants Digene the non-exclusive, non-transferable right and license to use and display Cytyc's trade names and trademarks set forth on Schedule C, solely in connection with the promotion of the Co-Promoted Solution in accordance with the terms of this Agreement and for no other purpose, which Schedule C Cytyc may, in its sole discretion, revise at any time and from time to time (the "Cytyc Trademarks").

        5.2 Digene Trademarks. During the Term, in furtherance of the purposes and subject to the terms and conditions of this Agreement, Digene hereby grants Cytyc the non-exclusive, non-transferable right and license to use and display Digene's trade names and trademarks set forth on Schedule D, solely in connection with the promotion of the Co-Promoted Solution in accordance with the terms of this Agreement and for no other purpose, which Schedule D Digene may, in its sole discretion, revise at any time and from time to time (the "Digene Trademarks" and together with the Cytyc Trademarks, the "Trademarks").

        5.3 Trademark Guidelines. Any such use and display by a Party of the other Party's Trademarks in accordance with the foregoing shall inure to the benefit of such other Party and shall be subject to and in accordance with such other Party's trademark usage guidelines regarding the use of such trademarks, attached hereto as Schedule E (the "Cytyc Guidelines") in the case of the Cytyc Trademarks and Schedule F (the "Digene Guidelines") in the case of the Digene Trademarks, respectively. Cytyc may modify the Cytyc Guidelines at any time and from time-to-time in its sole discretion and Digene may modify the Digene Guidelines at any time and from time-to-time in its sole discretion. Neither Party will alter or permit alteration of, or remove or modify or permit removal or modification of, any tags, proprietary or copyright notices, labels, trademarks, or other identifying marks placed by the other Party or its agents on its respective Products or associated literature.


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        5.4 Cytyc Obligations. Cytyc acknowledges the great value of the goodwill associated with the Digene Trademarks and agrees that the Digene Trademarks are the sole property of Digene. Cytyc agrees that it shall not assert any claim of ownership to the Digene Trademarks or otherwise interfere with Digene's sole and exclusive rights to said Digene Trademarks. All goodwill from use of the Digene Trademarks by Cytyc shall inure to the benefit of Digene, and Cytyc shall not take any action in derogation of any of the rights of Digene in the Digene Trademarks. To protect and preserve the goodwill associated with the Digene Trademarks, Cytyc shall, without limitation, avoid deceptive, misleading, or unethical practices that are or might be detrimental to the Digene Products, Digene or the public, and will refrain from publishing or employing any misleading or deceptive advertising. Cytyc shall not, during the Term or after termination of this Agreement use, register or attempt to register with any agency or in any jurisdiction any of the Digene Trademarks or any mark confusingly similar therewith. Cytyc shall promote the Digene Products only under the Digene Trademarks, and not under any other trademark or logo. Cytyc agrees not to use the Digene Trademarks with respect to any products or materials not provided by Digene, or in any way that might result in confusion as to Digene and Cytyc or any third party being separate and distinct entities. Cytyc shall provide to Digene access to and/or hard copies of all proposed uses of the Digene Trademarks prior to such usage being made public, for Digene's prior review and approval. Digene shall have the right to modify or alter the way in which the Digene Trademarks appear, in accordance with the terms of this Agreement and the Digene Guidelines. In connection therewith, Cytyc agrees that it shall modify to Digene's satisfaction or cease the use of any Digene Trademark to which use Digene, in its sole discretion, may object. If at any time Cytyc breaches any of the terms of this Article 5, the trademark license contained in Section 5.2 above shall automatically terminate.

        5.5 Digene Obligations. Digene acknowledges the great value of the goodwill associated with the Cytyc Trademarks and agrees that the Cytyc Trademarks are the sole property of Cytyc. Digene agrees that it shall not assert any claim of ownership to the Cytyc Trademarks or otherwise interfere with Cytyc's sole and exclusive rights to said Cytyc Trademarks. All goodwill from use of the Cytyc Trademarks by Digene shall inure to the benefit of Cytyc, and Digene shall not take any action in derogation of any of the rights of Cytyc in the Cytyc Trademarks. To protect and preserve the goodwill associated with the Cytyc Trademarks, Digene shall, without limitation, avoid deceptive, misleading, or unethical practices that are or might be detrimental to the Cytyc Products, Cytyc or the public, and will refrain from publishing or employing any misleading or deceptive advertising. Digene shall not, during the Term or after termination of this Agreement use, register or attempt to register with any agency or in any jurisdiction any of the Cytyc Trademarks or any mark confusingly similar therewith. Digene shall promote the Cytyc Products only under the Cytyc Trademarks, and not under any other trademark or logo. Digene agrees not to use the Cytyc Trademarks with respect to any products or materials not provided by Cytyc, or in any way that might result in confusion as to Cytyc and Digene or any third party being separate and distinct entities. Digene shall provide to Cytyc access to and/or hard copies of all proposed uses of the Cytyc Trademarks prior to such usage being made public, for Cytyc's prior review and approval. Cytyc shall have the right to modify or alter the way in which the Cytyc Trademarks appear, in accordance with the terms of this Agreement and the Cytyc Guidelines. In connection therewith, Digene agrees that it shall modify to Cytyc's satisfaction or cease the use of any Cytyc Trademark to which use Cytyc, in its sole



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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


discretion, may object. If at any time Digene breaches any of the terms of this
Article 5, the trademark license contained in Section 5.1 above shall automatically terminate.

                 ARTICLE VI - CONFIDENTIALITY AND NON-DISCLOSURE

        6.1 Treatment of Confidential Information. Each Party hereto shall maintain the Confidential Information of the other Party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, agents or Affiliates. Without limiting the foregoing, (i) each Party shall assure that any employee, consultant, subcontractor or other agent of such Party which will have access to the other Party's Confidential Information will execute, or has executed, a written confidentiality agreement having provisions substantially similar to this Article VI, and (ii) each Party agrees not to make any disclosure of the other Party's Confidential Information which will impair such Party's ability to obtain United States or foreign patents on any patentable invention or discovery described in such Confidential Information. The Confidential Information of each Party includes, without limitation, information about third parties disclosed by one Party to this Agreement to the other Party to this Agreement.

        6.2 Release from Restrictions. The provisions of Section 6.1 shall not apply to any Confidential Information disclosed hereunder which:

                (i) was known or used by the receiving Party prior to its date of disclosure to the receiving Party, as evidenced by the prior written records of the receiving Party; or

                (ii) either before or after the date of this disclosure to the receiving Party is lawfully disclosed to the receiving Party by an independent, unaffiliated third party rightfully in possession of the Confidential Information; or

                (iii) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates and under no obligation of confidentiality; or

                (iv) is required to be disclosed by the receiving Party to comply with applicable laws, judicial order or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

        6.3 Publicity. Neither Party shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement (including, without limitation, the terms hereof), or the existence of an arrangement between the Parties, without the prior written approval of the other Party except as otherwise required by law or regulation, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the


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REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Securities and Exchange Commission (the "SEC") thereunder (provided, however, that the applicable Party shall use its best efforts to obtain confidential treatment of any Confidential Information included in any such disclosure by the SEC in connection with such disclosure), or in response to a judicial order.

        6.4 Disclosure of Terms of Agreement. Without limiting the generality of Section 6.3 hereof, except as may be required by law or regulation, including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder (provided, however, that the Party shall use its best efforts to obtain confidential treatment of any Confidential Information included in any such disclosure by the SEC in connection with such disclosure), or in response to a judicial order, neither Party shall disclose the terms of this Agreement without the prior written consent of the other Party.

        6.5 Survival of Confidentiality Obligations. The foregoing confidentiality obligations of the Parties shall remain binding on both Parties after termination of this Agreement for a period of five (5) years. The parties acknowledge that any breach of this Article VI will constitute irreparable harm, and that the non-breaching Party shall be entitled to specific performance or injunctive relief to enforce this Article VI in addition to whatever remedies such Party may otherwise be entitled to at law or in equity.

                       ARTICLE VII - TERM AND TERMINATION

        7.1 Term. Unless earlier terminated pursuant to the terms of this Agreement, this Agreement shall be effective upon the Effective Date and shall continue until June 30, 2002 (the "Initial Term"). The Initial Term shall automatically renew, unless earlier terminated pursuant to the terms of this Agreement, for one (1) successive one (1) year period ending June 30, 2003, subject to earlier termination (i) pursuant to this Article VII or (ii) if either Party no later than thirty (30) days prior to the expiration of the Initial Term notifies the other Party of its intent not to renew the Initial Term (the Initial Term, as so renewed (if applicable) is sometimes referred to herein as the "Term").

        7.2 Mutual Termination. This Agreement may be terminated at any time by a written agreement signed by both Parties.


        7.3     Early Termination Events.

                (a) If at any time during the Term (i) all or substantially all of the assets of a Party are acquired, (ii) all or substantially all of the capital stock of a Party is acquired, or (iii) a Party is acquired pursuant to a merger or similar transaction or series of related transactions in which such Party is not the surviving entity or in which the stockholders of such Party immediately prior to such merger or similar transaction or series of related transactions do not continue to hold at least a majority of the shares of capital stock of such Party immediately after giving effect to such merger or transaction or series of related transactions (each, a "Change of Control"), then, in any such case, either Party may terminate this Agreement at any time within sixty (60) days after the closing of such Change of Control. The acquired Party in such Change


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of Control shall notify the other Party of any such Change of Control no later than thirty (30) days after the closing of such Change of Control.

                (b) Upon any material breach or default of this Agreement by either Party, the Party not in default or breach (the "Non-Breaching Party") may terminate this Agreement upon forty-five (45) days written notice to the Party in default or breach (the "Breaching Party"), with such termination to become effective upon expiration of said forty-five (45) day period, unless within said forty-five (45) day period the Breaching Party shall have cured such breach or default. Without limiting the generality of the foregoing, for purposes of this Agreement, (i) any failure by Digene at any time to pay Co-Promotion Payments or other amounts owed under this Agreement , (ii) any breach by a Party of the exclusivity provisions set forth in Section 4.1 and (iii) any failure by either Party to perform its co-promotion obligations under Article II, shall each be deemed a material breach or default of this Agreement.

        7.4 Arbitration. The Parties agree that any claim or controversy arising pursuant to this Agreement, or the rights or obligations of the Parties hereunder shall be resolved solely by application of the procedures set forth in this Section 7.4. These procedures, however, may be modified by written agreement of the Parties with respect to any particular dispute. If the Parties are unable to resolve such dispute within thirty (30) days, either Party may demand arbitration by sending written notice to the other Party. Such arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules. The arbitration proceedings shall be conducted before one arbitrator in Washington, D.C. or any other place selected by mutual agreement of the Parties. The arbitrator shall apply the governing law set forth in Section 12.2 hereof. If the Parties are unable to agree upon a single arbitrator within sixty (60) days after arbitration is demanded, three (3) arbitrators shall be used, one selected by each Party with ten (10) days after the conclusion of the sixty (60) day period and a third selected by the first two within ten (10) days thereafter. The arbitrator or arbitrators shall be accredited by the AAA and shall be individuals with knowledge of and experience with the pharmaceutical industry.

        7.5     Consequences of Termination.

                (a)     Upon the expiration or termination of this Agreement:

                        (i) Digene will pay Cytyc all due and outstanding Co-Promotion Payments, as well as Co-Promotion Payments not yet due but relating to Digene Product Revenues made prior to termination, the due date of which will automatically be accelerated to the date of expiration or termination of this Agreement, with payment to be made within 30 days of termination.

                        (ii) Digene will deliver to Cytyc or its designee any Cytyc Product within Digene's possession or control and Cytyc will deliver to Digene or its designee any Digene Product within Cytyc's possession or control.


                                       11
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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        (iii) Each Party shall destroy or return, at the other Party's option, all of the Confidential Information, and any copies thereof, of the other Party within such Party's possession or control.

                (b) The provisions of Articles I, III (except Section 3.1 which shall not survive), VI, VIII, IX, X, XI and XII, and Sections 5.4, 5.5,
7.4 and this Section 7.5 will survive the expiration or termination of this Agreement.

                (c) Termination or expiration of this Agreement shall not relieve either Party of any then-accrued payment obligation under this Agreement. Any and all payments, offsets or credits by either Party to the other accrued hereunder as of the date of termination shall remain due and payable in accordance with the terms hereof.

                (d) Any termination or expiration of this Agreement shall not serve to eliminate any liability arising out of conduct prior to the actual date of termination or expiration, and either Party may, following such termination or expiration, pursue such remedies as may be available with respect to such liabilities. In addition, notwithstanding the termination or expiration of this Agreement, any provisions of this Agreement specifically providing for survival shall continue in full force and effect.

                  ARTICLE VIII - REPRESENTATIONS AND WARRANTIES

        8.1 Authorization. Each Party represents and warrants to the other that it has the legal right, authority and power to enter into this Agreement, to extend the rights granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, and that it has not made and will not make any commitments to others in conflict with or in derogation of such rights or this Agreement. Each Party further represents to the other that, as of the Effective Date, and to its actual knowledge, it is not aware of any legal obstacles, including, without limitation, patent rights of others, which could reasonably be expected to prevent it from carrying out its obligations under this Agreement.

        8.2 Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY AGREES THAT THE FOREGOING REPRESENTATIONS AND WARRANTIES CONSTITUTE SUCH PARTY'S SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES UNDER THIS AGREEMENT. EACH PARTY, WITH RESPECT TO ITS OWN PRODUCTS, MAKES NO, AND DISCLAIMS ANY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY AND ANY WARRANTY AGAINST INTERFERENCE WITH QUIET ENJOYMENT OR AGAINST INFRINGEMENT. NO ORAL, OR WRITTEN INFORMATION OR ADVICE GIVEN BY SUCH PARTY SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE AFOREMENTIONED REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE WARRANTIES SET FORTH ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ALL EXPRESS WARRANTIES, IF ANY, MADE BY SUCH PARTY. THE FOREGOING EXCLUSIONS AND DISCLAIMERS ARE AN ESSENTIAL PART OF THIS AGREEMENT.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                          ARTICLE IX - INDEMNIFICATION

        9.1 Indemnification. Each Party (the "Indemnifying Party") will defend, indemnify and hold the other Party (the "Indemnified Party") harmless from and against any damages and liabilities awarded against the Indemnified Party and any costs and expenses, (including, without limitation, reasonable attorney's fees) reasonably incurred by the Indemnified Party with respect to any third party claim, suit, action or proceeding brought against the Indemnified Party to the extent that it is based upon a claim (i) that the Indemnifying Party's Product(s) infringe any copyright, trade secret, trademark or patent, (ii) of wrongful death, bodily injury or physical destruction of tangible property to the extent resulting from any acts or omissions of the Indemnifying Party in the performance of its duties hereunder or resulting from the production, manufacture, sale, use, lease, consumption or promotion of the Indemnifying Party's Products or (iii) of misrepresentation, misstatement and/or false or misleading statement by the Indemnifying Party related to the Co-Promoted Solution and/or the Indemnified Party's Products, unless made in reliance on statements and information provided by the Indemnified Party. The foregoing obligation of the Indemnifying Party does not apply, and the Indemnifying Party shall have no liability to the Indemnified Party under this
Section 9.1, for any claim arising out of the modification of a Product or Products by anyone other than the Indemnifying Party or a party acting with express authority on the Indemnifying Party's behalf, to the extent that the claim would have been avoided absent such modification. The Indemnifying Party's obligations hereunder are contingent on the following conditions:

                (a) the Indemnified Party must notify the Indemnifying Party in writing promptly (but in no event later than thirty (30) days) after the Indemnified Party becomes aware of a claim or the possibility thereof; provided, however, that failure to give prompt notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure); and

                (b) the Indemnified Party must grant the Indemnifying Party the sole control of the settlement, compromise, negotiation, and defense of any such action, provided, however, that the Indemnifying Party may not compromise or settle any action in a manner which admits fault or negligence on the part of the Indemnified Party or includes injunctive relief without the prior written consent of the Indemnified Party, and provided further that the Indemnified Party shall be entitled to participate in such action at its own expense; and

                (c) the Indemnified Party must provide the Indemnifying Party with all information related to the action that is reasonably requested by the Indemnifying Party.

        9.2 Settlements. The Indemnifying Party shall not be liable hereunder for any settlement made by the Indemnified Party without the Indemnifying Party's advance written approval or for any award from any action in which the Indemnifying Party was not granted control of the defense.

        9.3 Cooperation. The Parties agree to cooperate in good faith in the defense of any legal action or suit that causes one Party to invoke an indemnity hereunder.


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                       ARTICLE X - LIMITATION OF LIABILITY

        10.1 EXCEPT FOR BREACHES OF ARTICLE V (TRADEMARKS) AND ARTICLE VI (CONFIDENTIALITY), AND FOR LIABILITY UNDER ARTICLE IX (INDEMNIFICATION), NEITHER PARTY, NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES, SHALL BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.


                         ARTICLE XI - PAYMENTS, NOTICES
                            AND OTHER COMMUNICATIONS

        11.1 Addresses. Any and all payments, notices or other communications pursuant to this Agreement shall be in writing and shall be delivered (i) by express overnight courier service (it being understood that payments may be wire transferred to the other Party's bank account specified by such Party with a copy of a notice of wire transfer sent as set forth in this Article XI) or (ii) by facsimile transmission (with confirming copy to follow by express overnight courier service):

                (a) if to Cytyc, at 85 Swanson Road, Boxborough, Massachusetts 01719, Attention: President, or at such other address or addresses as may have been furnished in writing by Cytyc to Digene, with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 01220,
Attention: Jonathan M. Moulton, Esq.; or

                (b) if to Digene, at Digene Corporation, 1201 Clopper Road, Gaithersburg, Maryland 20878, Attention: President, Charles Fleischman, or at such other address or addresses as may have been furnished in writing by Digene to Cytyc.

        11.2    Deemed Delivery. Notices provided in accordance with this
Article IX shall be deemed delivered upon receipt of the notice by the Party being sent the notice.

        11.3 United Stated Currency. All references in this Agreement to dollars or amounts shall be payable in currency of the United States of America.

                     ARTICLE XII - MISCELLANEOUS PROVISIONS

*       12.1    Non-Solicitation. During the Term and for a period of
[*************] after the termination of this Agreement for any reason, neither Party will directly or indirectly solicit the employment of any employee of the other Party without such other Party's prior written consent, provided, however, that either Party may, without the prior written consent of the other Party, engage in general recruiting not specifically directed to any of the other Party's employees, including, without limitation, placing "help-wanted" type advertisements in newspapers and


                                       14
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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

trade journals and on radio programs and Internet-based recruiting services, participating in job fairs and similar events open to the public, and the like.

        12.2 Governing Law. This Agreement shall be construed, governed, interpreted and applied in accordance with the internal laws of the Commonwealth of Massachusetts, U.S.A. without reference to its conflicts of law provisions.

        12.3 Entire Agreement; Modification. The parties hereto acknowledge that this Agreement and all Exhibits and Schedules attached hereto set forth the entire agreement and understanding of the Parties hereto as to the subject matter hereof and supersede all prior understandings and writings related thereto, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the Parties hereto.

        12.4 No Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

        12.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        12.6 Independent Contractors. The Parties hereto are independent contractors and nothing contained in this Agreement shall be deemed to create the relationship of partners, joint venturers, or of principal and agent, franchiser and franchisee, or of any association or relationship between the Parties other than as expressly provided in this Agreement. Digene acknowledges that it does not have, and Digene shall not make representations to any third party, either directly or indirectly, indicating that Digene has any authority to act for or on behalf of Cytyc or to obligate Cytyc in any way whatsoever. Cytyc acknowledges that it does not have, and it shall not make any representations to any third party, either directly or indirectly, indicating that it has any authority to act for or on behalf of Digene or to obligate Digene in any way whatsoever.

        12.7 Severability. If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall be construed and reformed and shall continue with the same effect as if such unenforceable or invalid provision shall not have been inserted in this Agreement.

        12.8 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party.

        12.9 Costs of Collection. In the event of any default in payment by Digene under Article III hereof, or any other breach of this Agreement by either party, the non-breaching Party shall be entitled to collection and prompt reimbursement from the breaching Party for all costs (including attorneys' fees and other expenses), claims and damages paid or incurred by such non-


                                       15
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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

breaching Party in enforcing this Agreement. Otherwise, each Party shall bear its own expenses with respect to the execution and performance of this Agreement.

        12.10 Language. The official language of this Agreement is English. Documents or notices not originally written in English shall have no effect under this Agreement until they have been translated into English and the English translation shall then be the controlling form of the document or notice.

        12.11 Successors and Assigns. Subject to Section 12.8 hereof, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.


            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]


                                       16

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Co-Promotion Agreement under seal as of the day and year set forth above.


                            CYTYC CORPORATION



                            By:         /s/ Patrick Sullivan
                               -------------------------------------------------
                            Name (please print):   Patrick Sullivan
                                                --------------------------------
                            Title (please print):  Chief Executive Officer
                                                 -------------------------------


                            DIGENE CORPORATION


                            By:         /s/ Evan Jones
                               -------------------------------------------------
                            Name (please print):   Evan Jones
                                                --------------------------------
                            Title (please print):  Chief Executive Officer
                                                 -------------------------------



                                       17